EXHIBIT 99.2

TRISTATE CAPITAL HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

EXHIBIT 99.2

TRISTATE CAPITAL HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
As of December 31, 2013

			Pro Forma
	Historical		Adjustments		Pro Forma
(Dollars in thousands)	TriState Capital	Chartwell	(Note 5)		Combined
ASSETS

Cash	$947	$—	$—		$947
Interest-earning deposits with other institutions	139,799	4,734	(45,000)	(a)	99,533
Federal funds sold	5,812	—	—		5,812
Cash and cash equivalents	146,558	4,734	(45,000)		106,292
Investment securities available-for-sale, at fair value	202,581	—	—		202,581
Investment securities held-to-maturity, at cost	25,263	—	—		25,263
Investment securities trading, at fair value	—	899	(899)	(b)	—
Total investment securities	227,844	899	(899)		227,844
Loans held-for-investment	1,860,775	—	—		1,860,775
Allowance for loan losses	(18,996)	—	—		(18,996)
Loans receivable, net	1,841,779	—	—		1,841,779
Accrued interest receivable	6,180	—	—		6,180
Investment management fees receivable	—	6,214	—		6,214
Federal Home Loan Bank stock	2,336	—	—		2,336
Goodwill and other intangibles, net	—	—	50,470	(c)	50,470
Office properties and equipment, net	4,275	92	—		4,367
Bank owned life insurance	41,882	—	—		41,882
Deferred tax asset, net	10,595	—	1,113	(d)	11,708
Prepaid expenses and other assets	9,060	482	—		9,542
Total assets	$2,290,509	$12,421	$5,684		$2,308,614

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Deposits	$1,961,705	$—	$—		$1,961,705
Borrowings	20,000	—	—		20,000
Accrued interest payable on deposits and borrowings	521	—	—		521
Other accrued expenses and other liabilities	14,338	2,140	15,965	(e)	32,443
Total liabilities	1,996,564	2,140	15,965		2,014,669

Shareholders’ Equity:
Common stock, no par value	280,531	—	—		280,531
Additional paid-in capital	8,471	10,281	(10,281)	(f)	8,471
Retained earnings	6,687	—	—		6,687
Accumulated other comprehensive income (loss), net	(1,744)	—	—		(1,744)
Total shareholders’ equity	293,945	10,281	(10,281)		293,945
Total liabilities and shareholders’ equity	$2,290,509	$12,421	$5,684		$2,308,614
See accompanying notes to unaudited pro forma condensed combined financial statements.

EXHIBIT 99.2

TRISTATE CAPITAL HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the year ended December 31, 2013

			Pro Forma
	Historical		Adjustments		Pro Forma
(Dollars in thousands, except per share data)	TriState Capital	Chartwell	(Note 5)		Combined

Interest income:
Loans	$68,602	$—	$—		$68,602
Investments	3,683	—	—		3,683
Interest-earning deposits	566	—	—		566
Total interest income	72,851	—	—		72,851
Interest expense:
Deposits	10,981	—	—		10,981
Borrowings	86	—	—		86
Total interest expense	11,067	—	—		11,067
Net interest income before provision for loan losses	61,784	—	—		61,784
Provision for loan losses	8,187	—	—		8,187
Net interest income after provision for loan losses	53,597	—	—		53,597
Non-interest income:
Investment management fees	—	25,407	—		25,407
Service charges	482	—	—		482
Net gain on the sale of investment securities available-for-sale	797	—	—		797
Swap fees	1,056	—	—		1,056
Commitment and other fees	2,060	—	—		2,060
Other income	1,403	400	—		1,803
Total non-interest income	5,798	25,807	—		31,605
Non-interest expense:
Compensation and employee benefits	24,556	16,747	176	(g)	41,479
Premises and occupancy costs	3,190	617	—		3,807
Professional fees	3,696	459	(975)	(h)	3,180
FDIC insurance expense	1,463	—	—		1,463
General insurance expense	840	176	—		1,016
State capital shares tax	1,124	—	—		1,124
Travel and entertainment expense	1,551	650	—		2,201
Data processing expense	793	—	—		793
Charitable contributions	855	—	—		855
Intangible amortization expense	—	—	1,558	(i)	1,558
Other operating expenses	2,747	1,574	156	(j)	4,477
Total non-interest expense	40,815	20,223	915		61,953
Income before tax	18,580	5,584	(915)		23,249
Income tax expense	5,713	—	1,968	(k)	7,681
Net income	$12,867	$5,584	$(2,883)		$15,568

Earnings per common share:
Basic	$0.49			(l)	$0.59
Diluted	$0.48			(l)	$0.58
See accompanying notes to unaudited pro forma condensed combined financial statements.

EXHIBIT 99.2

TRISTATE CAPITAL HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
As of and for the year ended December 31, 2013

[1] BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined statements of TriState Capital Holdings Inc. (“TriState Capital” or the "Company") have been prepared to give effect to the transaction where TriState Capital acquired substantially all of the assets of Chartwell Investment Partners, LP (“Chartwell”) (the “Chartwell Acquisition”).

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2013, combine the historical consolidated statements of income of TriState Capital and Chartwell to give effect to the acquisition as if it had occurred on January 1, 2013. The unaudited pro forma condensed combined statement of financial condition as of December 31, 2013, combines the historical consolidated balance sheets of TriState Capital and Chartwell to give effect to the acquisition as if it had occurred on December 31, 2013.

The unaudited pro forma condensed combined financial statements were derived from and should be read in conjunction with:

•
TriState Capital's audited annual consolidated financial statements and notes thereto for each of the three years ended December 31, 2013, 2012 and 2011, contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 3, 2014; and

•
Chartwell's audited annual consolidated financial statements and notes thereto for each of the two years ended December 31, 2013 and 2012, contained in exhibit 99.1 of this filing. The amounts reflected in the Chartwell historical column of the unaudited pro forma condensed combined financial statements were derived from the unaudited consolidating financial statements included in the supplemental information provided in Chartwell's historical financial statements. This presentation is the result of the post-acquisition entity not having a controlling financial interest in and not being the primary beneficiary of the Chartwell Value Opportunities and Incubator Partnerships.

The historical consolidated financial statements have also been adjusted to give effect to pro forma events that are (1) directly attributable to the Chartwell Acquisition, (2) factually supportable, and (3) with respect to the statements of earnings, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined Company’s financial position or financial performance actually would have been had the acquisition been completed as of the dates indicated and does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations. The purchase price calculation and purchase price allocation are dependent upon fair value estimates and assumptions as of the acquisition date and, therefore, the valuations are provisional and are subject to change. TriState Capital will finalize all amounts as it obtains the information necessary to complete the measurement process, which is expected to be no later than one year from the acquisition date. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Differences between preliminary estimates and final amounts may occur and these differences could be material to the accompanying unaudited pro forma condensed combined financial statements and TriState Capital’s future financial performance and financial position.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve, the costs to integrate the operations of TriState Capital and Chartwell or any costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

EXHIBIT 99.2

[2] DESCRIPTION OF TRANSACTION

On March 5, 2014, TriState Capital Holdings, Inc. completed its acquisition of Chartwell Investment Partners, LP, an investment management firm with over 150 institutional clients and approximately $7.5 billion in assets under management. Under the terms of the Asset Purchase Agreement substantially all of the assets of Chartwell Investment Partners, LP were acquired for a purchase price consisting of $45 million paid in cash at closing and an estimated earn-out arrangement of approximately $15 million to be determined based on the growth in profitability of Chartwell in 2014. Up to 60 percent of the earn-out may be paid in common stock of the Company at its option, at the then current market value. The foregoing summary of the Asset Purchase Agreement and the transactions contemplated by it does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which was included as Exhibit 2.1 to the Company's Annual Report on Form 10-K filed with the SEC on March 3, 2014, the terms of which Agreement are incorporated herein by reference.

[3] ACCOUNTING POLICIES

As a result of the continuing review of the Company's accounting policies, the Company may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. At this time, the Company is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

[4] FAIR VALUE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

Under the acquisition method of accounting, TriState Capital's net tangible and intangible assets are recorded based on their estimated fair values as of March 5, 2014, the acquisition date. Based on the Company's preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in note 1 to these unaudited pro forma condensed combined financial statements, the preliminary estimates of fair value as of March 5, 2014, are as follows.

(Dollars in thousands)	Estimated Fair Value
Net identifiable assets acquired, at fair value	$6,060
Long-lived intangible assets acquired	19,510
Goodwill	34,895
Estimated purchase price	$60,465

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to estimated fair values of the assets acquired and liabilities assumed, such adjustments will be made retrospectively.

The preliminary fair value of the acquired intangible assets was determined as described below. In estimating the preliminary fair value of the acquired intangible assets, the Company utilized the valuation methodology determined to be most appropriate for the individual intangible asset being valued as described below.

EXHIBIT 99.2

The acquired intangible assets include the following:

(Dollars in thousands)	Valuation Method		Estimated Fair Value	Estimated Useful Life (1) (months)
Trade name	Relief from royalty	(2)	$1,190	240
Client Relationships:
Sub-advisory client list	Excess earnings	(3)	11,200	162
Separate managed accounts client list	Excess earnings	(3)	1,095	120
Other institutional client list	Excess earnings	(3)	5,950	132
Non-compete agreements	Discounted cash flow	(4)	75	48
Total purchased intangible assets			$19,510

(1)
Determination of the estimated useful lives of the individual categories of purchased intangible assets was based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. Amortization of intangible assets with definite lives are recognized over the shorter of the respective lives of the agreement or the period of time the assets are expected to contribute to future cash flows.

(2)	The relief from royalty method is an earnings approach which assesses the royalty savings an entity realizes since it owns the asset and doesn't have to pay a third party a license fee for it use.

(3)
The excess earnings method estimates a purchased intangible asset's value based on the present value of the prospective net cash flows (or excess earnings) attributable to it. The value attributed to these intangibles was based on projected net cash inflows from existing contracts or relationships.

(4)
The non-compete agreements fair value was derived by calculating the difference between the present value of the Company's forecasted cash flows with the agreements in place and without the agreements in place.

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired. In accordance with ASC 350, Intangibles, Goodwill and Other, goodwill will not be amortized but instead will be tested for impairment at least annually or more frequently if indicators of impairment exist.

Adjustments to finalize the acquisition accounting recorded during the measurement period will affect the recorded amount of goodwill. Goodwill acquired at March 5, 2014, will differ from the estimated amount included in the accompanying unaudited pro forma condensed combined financial statements prepared as of December 31, 2013.

[5] UNAUDITED PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the total purchase price, to reflect amounts related to the Company's net tangible and intangible assets at an amount equal to the estimated fair values on the acquisition date, and to reflect changes in amortization expense resulting from the preliminarily estimated fair value adjustments to net intangible assets. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements and with the separate historical financial statements of TriState Capital and Chartwell.

Adjustments included in the column under the heading "Pro Forma Adjustments" represent the following:

(a)	Reflects the initial cash consideration paid on the closing date.

(b)	Reflects the elimination of Chartwell's investments that were liquidated prior to the closing of the acquisition.

(c)
Reflects the estimated preliminary amounts of other intangible assets of $19.5 million, at fair value, and goodwill of $31.0 million. Goodwill is computed as the difference between the total consideration and the fair value of the net assets acquired.

(d)	Reflects the adjustment for estimated deferred tax assets calculated on liabilities acquired.

(e)
Reflects the adjustments for the estimated fair value of the contingent earn-out liability expected to be paid one year from the closing of the acquisition of approximately $15.5 million and a retention bonus accrual of $0.5 million.

(f)	Reflects the elimination of the historical equity of Chartwell.

(g)	Reflects the adjustment for 12 months expense for the retention bonus.

(h)	Reflects the adjustments for non-recurring acquisition-related transaction costs incurred by TriState Capital and Chartwell of approximately $0.9 million and $0.1 million, respectively.

(i)	Reflects the adjustment for 12 months estimated amortization expense for the intangible assets acquired.

(j)	Reflects the adjustment for 12 months estimated accretion of the earn-out liability discount.

EXHIBIT 99.2

(k)	Reflects the adjustment for estimated income taxes related to Chartwell's income and the proforma adjustments at an estimated effective tax rate of 42.15%.

(l)	Reflects the pro forma basic and diluted earnings per share ("EPS"), computed as follows:

Pro Forma
(Dollars in thousands, except per share data)	For the Year Ended December 31, 2013

Net income available to common shareholders	$15,568
Less: earnings allocated to participating stock	1,049
Net income available to common shareholders, after required adjustments for the calculation of basic EPS	$14,519

Basic shares	24,589,811
Preferred shares - dilutive	1,777,481
Unvested restricted shares - dilutive	1,918
Stock options - dilutive	321,563
Diluted shares	26,690,773

Earnings per common share:
Basic	$0.59
Diluted	$0.58